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                                                                  Exhibit 23.1


                        Consent of Ernst & Young LLP


We consent to the inclusion in the Company's Current Report on Form 8-K, dated December 19, 1996, filed with the Securities and Exchange Commission, of our report dated January 8, 1997 with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of Villa Ladera Apartments for the year ended December 31, 1995 and the incorporation by reference of such report in the Company's Registration Statement on Form S-3 (No. 33-98338), the Company's Registration Statement on Form S-3 (No. 333-828), the Company's Registration Statement on Form S-3 (No. 333-4542), the Company's Registration Statement on Form S-3 (No. 333-4546), the Company's Registration Statement on Form S-3 (No. 333-8997), the Company's Registration Statement on Form S-3 (No. 333-17431), the Company's Registration Statement on Form S-8 (No. 333-4550), the Company's Registration Statement on Form S-8 (No. 333-4548), and the Company's Registration Statement on Form S-8 (No. 333-14481).

                                       ERNST & YOUNG LLP

Dallas, Texas
January 28, 1997